CROSS COUNTRY HEALTHCARE REPORTS ON IMPACT OF HURRICANE WILMA ON BOCA RATON CORPORATE HEADQUARTERS

BOCA RATON, Fla. – October 27, 2005 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) reported today that due to power outages resulting from Hurricane Wilma, it has shifted the nexus of its operations in Boca Raton, Florida to its Malden, Massachusetts and Tampa, Florida offices using redundant systems, until power is restored at its Boca Raton headquarters.

The Boca Raton office did not suffer material property damage.  At this time, the Company is unable to determine when power will be restored to its Boca Raton headquarters.

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States as well as a provider of human capital management services.  The Company has a client base of approximately 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 954-261-6125

or

Jack Spizz

Proskauer Rose LLP

Phone: 212-969-3279